Exhibit 99.1

Veraz Networks Reports First Quarter 2010 Financial Results

SAN JOSE, Calif., May 12, 2010 (BUSINESS WIRE) – Veraz Networks, Inc. (NASDAQ:VRAZ), a leading provider of Multimedia Generation Network (NGN) application, control, and bandwidth optimization products, today announced financial results for the first quarter ended March 31, 2010.

“Despite the global economic environment, we see our customers planning for network expansions, largely driven by increased demand for mobile voice and data services,” said Doug Sabella, Chief Executive Officer of Veraz Networks. “Although this quarter was challenging, we believe that we have the right set of products and services to address this growing market, and are confident that our announced plans to merge with Dialogic give us the size and scale needed to become a true mission critical supplier to our customers,” said Sabella.

Financial Highlights

•	Revenues were $16.1 million, a 14% decrease over the preceding quarter and a 23% decrease over the first quarter of 2009.

•	Gross Margin was 56%, as compared to 57% for the preceding quarter and 58% for the first quarter of 2009.

•	Operating expenses were $14.0 million, a 1% decrease over the preceding quarter and a 4% decrease over the first quarter of 2009.

•

On a GAAP basis, net loss was $(5.2 million) or $(0.12) loss per share, as compared to a $(4.1 million) or $(0.09) loss per share in the preceding quarter and a $(3.0 million) or $(0.07) loss per share reported in the first quarter of 2009.

•

On a non-GAAP basis, net loss was $(4.3 million) or $(0.09) loss per share, as compared to $(2.6 million) or $(0.06) for the preceding quarter and a $(1.9 million) or $(0.04) reported in the first quarter of 2009.

•	At the end of the first quarter 2010, the company had cash, cash equivalents, restricted cash and short-term investments of $31.2 million and no debt.

The conference call and live webcast to discuss Q1 2010 results on May 12 at 4:30 pm Eastern Time has been cancelled. In its place, Veraz Networks and Dialogic will host a conference call for investors on May 13 at 8:30 am Eastern Time which will also include forward-looking information. The webcast and a presentation regarding the merger will be available from the “Investor Relations” section of the Veraz website (www.veraznetworks.com). For parties in the United States and Canada, call 1-800-860-2442 to access the conference call. International parties can access the call at +1-412-858-4600.

About Veraz Networks

Veraz Networks, Inc. (NASDAQ: VRAZ - News), is the leading provider of application, control, and bandwidth optimization products that enable the evolution to the Multimedia Generation Network (MGN). Service providers worldwide use the Veraz MGN portfolio to extend their current application suite and rapidly add customized multimedia services that drive revenue and ensure customer retention. The Veraz MGN separates the control, media, and application layers while unifying management of the network, thereby increasing service provider operating efficiency. Wireline and wireless service providers in over 60 countries have deployed products from the Veraz MGN portfolio, which includes the ControlSwitch(TM), Network-adaptive Border Controller, I-Gate 4000 Media Gateways, the VerazView Management System, and a set of prepackaged applications. For more information regarding the Company, please visit www.veraznetworks.com.

Use of Non-GAAP Financial Measures

Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Veraz believes that presenting non-GAAP net loss and non-GAAP net loss allocable to common stockholders is useful to investors, because it describes the operating performance of Veraz. Veraz management uses these non-GAAP measures as important indicators of the company’s past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Veraz presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP. You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.

In respect of the foregoing, Veraz provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

Stock-based compensation. These expenses consist of expenses for employee stock options, restricted stock units and employee stock purchases. Veraz excludes stock-based compensation expenses from our non-GAAP measures primarily because they are non-cash expenses. Veraz believes that it is useful to its investors to understand the impact of stock-based expenses to its operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. While stock-based compensation expense is calculated in accordance with applicable accounting literature, it constitutes an ongoing and recurring expense, and such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by Veraz and because such expense is not used by management to assess the core profitability of our business operations. Veraz further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding this item from various non-GAAP measures better facilitates comparisons to our competitors’ operating results.

Strategic alliance related expenses. These expenses pertain to our pursuit of various strategic alliances as well as, mergers and acquisitions, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Strategic alliance related costs consist of consulting related costs for legal, accounting and banking advise, as well as, advise on other integration related professional services.

This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to, statements regarding the economic environment, our customers expansion plans, the demand for mobile voice and data services and other risks and uncertainties described more fully in our documents filed with or furnished to the SEC. More information about these and other risks that may impact Veraz’ business is set forth in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the SEC. This filing is available on a website maintained by the SEC http://www.sec.gov/. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

A copy of this press release can be found on the investor relations page of Veraz’ website at www.veraznetworks.com. (VRAZ -IR)

Veraz Networks, Veraz, and ControlSwitch are registered trademarks of Veraz Networks, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

VERAZ NETWORKS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$27,258	$25,095
Restricted cash	951	608
Short-term investments	3,000	7,899
Accounts receivable, net	27,758	29,959
Inventories	8,255	8,364
Prepaid expenses	1,526	1,718
Other current assets	2,603	3,113
Due from related parties	196	686

Total current assets	71,547	77,442
Property and equipment, net	2,748	3,149
Other assets	122	120

Total assets	$74,417	$80,711

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,690	$6,375
Accrued expenses	12,072	11,493
Income tax payable	470	1,173
Deferred revenue	13,038	14,112
Due to related parties	1,367	1,117

Total current liabilities	32,637	34,270

Stockholders’ equity:
Common stock and additional paid-in-capital	133,845	133,128
Accumulated other comprehensive income	1,991	2,124
Accumulated deficit	(94,056)	(88,811)

Total stockholders’ equity	41,780	46,441

Total liabilities and stockholders’ equity	$74,417	$80,711

VERAZ NETWORKS, INC AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues:
IP Products	$8,186	$13,050
DCME Products	1,234	1,198
Services	6,650	6,703

Total revenues	16,070	20,951

Cost of Revenues:
IP Products	3,392	5,434
DCME Products	471	487
Services	3,284	2,888

Total cost of revenues	7,147	8,809

Gross profit	8,923	12,142

Operating Expenses:
Research and development, net	5,068	5,208
Sales and marketing	5,674	6,530
General and administrative	3,251	2,808

Total operating expenses	13,993	14,546

Loss from operations	(5,070)	(2,404)
Other income (expense), net	48	(534)

Loss before income taxes	(5,022)	(2,938)
Income taxes	223	70

Net loss allocable to common stockholders	$(5,245)	$(3,008)

Net loss allocable to common stockholders per share - basic and diluted	$(0.12)	$(0.07)

Weighted-average shares outstanding used in computing net loss per share — basic and diluted:	44,042	43,165

VERAZ NETWORKS, INC AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP results

(In thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2010	2009
Reported net loss (GAAP basis)	$(5,245)	$(3,008)
Non-GAAP adjustment
Stock based compensation (1)	708	1,152
Strategic alliance expenses (2)	278	—

Non-GAAP net loss	$(4,259)	$(1,856)

Weighted-average shares outstanding used in computing net loss — basic and diluted: (for Non-GAAP)	44,042	43,165

Reported net loss per share - basic and diluted (GAAP basis)	$(0.12)	$(0.07)
Stock based compensation (1)	0.02	0.03
Strategic alliance expenses (2)	0.01	—

Non-GAAP net loss per share - basic and diluted	$(0.09)	$(0.04)

(1) Stock based compensation for the three months ended March 31, 2010 and 2009 were as follows:

	Three Months Ended March 31,
	2010	2009
Cost of revenues	$176	$261
Research and development, net	225	382
Sales and marketing	181	304
General and administrative	126	205

	$708	$1,152

(2) Strategic alliance related expenses for the three months ended March 31, 2010 and 2009 were as follows:

	Three Months Ended March 31,
	2010	2009
General and administrative	$278	$—